Exhibit 99.1

Contact:	Donald H. Anderson, President/CEO Randall J. Larson, Executive Vice President/CFO 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES RESULTS FOR THE THREE MONTHS
ENDED DECEMBER 31, 2005 AND SCHEDULES CONFERENCE CALL

Thursday, March 2, 2006	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced its net earnings allocable to limited partners of $3.5 million ($0.48 per limited partner unit) for the quarter ended December 31, 2005.  The quarter’s highlights include:

• Quarterly revenues increased to $11.1 million from $8.3 million last year

• Quarterly operating income increased to $4.1 million from $2.0 million last year

• Adjusted operating surplus generated during the period was $5.0 million

• The Partnership declared a $0.40 per unit minimum quarterly distribution for the period

• The Partnership changed its year end to December 31 effective December 31, 2005

Donald H. Anderson, Chief Executive Officer said, “Quarterly throughput volumes increased from 123,200 barrels per day in 2004 to 139,200 barrels per day in 2005.  This volume increase, combined with new third-party storage customers and other revenues, resulted in an increase in operating income from $2.0 million in 2004 to $4.1 million in 2005.  Because of the change in our fiscal year end, our investors will receive two K-1s for the 2005 tax year, the first for the short period ending June 30, 2005, and the second for the six months ended December 31, 2005.  Now that we are a December 31 year-end partnership, in future years our investors will receive only one K-1.”

CONFERENCE CALL

TransMontaigne Partners L.P. also announced that it has scheduled a conference call for Monday, March 6, 2006 at 2:00 p.m. (MST) regarding the above information. Analysts, investors and other interested parties are invited to listen to management’s presentation of the Company’s results and supplemental financial information by accessing the call as follows:

(800) 611-1148

Ask for:

TransMontaigne Partners

A playback of the conference call will be available from 5:30 p.m. (MST) on Monday, March 6, 2006 until 11:59 p.m. (MST) on Monday, March 13, 2006 by calling:

USA:  (800) 475-6701

International:  (320) 365-3844

Access Code:  820960

1670 Broadway • Suite 3100 • Denver, CO 80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address:  • P. O. Box 5660 • Denver, CO 80217-5660

www.transmontaignepartners.com

The following selected financial information is extracted from the Company’s Transition Report on Form 10-K for the six months ended December 31, 2005, which was filed today with the Securities and Exchange Commission.

TRANSMONTAIGNE PARTNERS L.P. AND SUBSIDIARIES

(000s, except per share data)

	Three Months Ended
	December 31, 2005	December 31, 2004
Income Statement Data
Revenues	$11,102	$8,300
Direct operating costs and expenses	$(3,934)	$(3,987)
Direct general and administrative expenses	$(672)	$—
Operating income	$4,089	$2,023
Net earnings	$3,541	$2,023
Net earnings allocable to limited partners	$3,471	$—
Net earnings per limited partners’ unit—basic	$0.48	$—

Cash Flow Activities
Net cash provided by operating activities	$8,325	$3,489
Net cash (used in) investing activities	$(2,474)	$(560)
Net cash (used in) financing activities	$(5,928)	$(2,929)

	December 31, 2005	June 30, 2005
Balance Sheet Data
Property, plant and equipment, net	$116,778	$116,044
Total assets	$121,101	$119,336
Long-term debt	$28,000	$28,307
Partners’ equity	$90,388	$87,425

Selected quarterly results of operations data for each of the quarters in the six months ended December 31, 2005 and years ended June 30, 2005 and 2004 are as follows:

			Six months
	Three months ended		ended
	September 30,	December 31,	December 31,
	2005	2005	2005
Revenues	$10,400	$11,102	$21,502
Direct operating costs and expenses	(3,836)	(3,934)	(7,770)
Direct general and administrative expenses	(595)	(672)	(1,267)
Allocated general and administrative expenses	(700)	(700)	(1,400)
Allocated insurance expense	(67)	(81)	(148)
Depreciation and amortization	(1,567)	(1,626)	(3,193)
Operating income	3,635	4,089	7,724
Other income (expense), net	(509)	(548)	(1,057)
Net earnings	$3,126	$3,541	$6,667

	Three months ended				Year ended
	September 30,	December 31,	March 31,	June 30,	June 30,
	2004	2004	2005	2005	2005
Revenues	$8,392	$8,300	$9,714	$9,687	$36,093
Direct operating costs and expenses	(4,086)	(3,987)	(4,059)	(3,710)	(15,842)
Direct general and administrative expenses	—	—	—	(79)	(79)
Allocated general and administrative expenses	(700)	(700)	(700)	(700)	(2,800)
Allocated insurance expense	(84)	(83)	(83)	(83)	(333)
Depreciation and amortization	(1,537)	(1,507)	(1,509)	(1,601)	(6,154)
Operating income	1,985	2,023	3,363	3,514	10,885
Other income (expense), net	—	—	—	(182)	(182)
Net earnings	$1,985	$2,023	$3,363	$3,332	$10,703

	Three months ended				Year ended
	September 30,	December 31,	March 31,	June 30,	June 30,
	2003	2003	2004	2004	2004
Revenues	$8,812	$8,020	$8,797	$8,808	$34,437
Direct operating costs and expenses	(3,937)	(3,079)	(3,874)	(3,923)	(14,813)
Allocated general and administrative expenses	(825)	(825)	(825)	(825)	(3,300)
Allocated insurance expense	(80)	(80)	(79)	(79)	(318)
Depreciation and amortization	(1,287)	(1,537)	(1,522)	(1,557)	(5,903)
Gain on disposition of assets, net	—	6	—	—	6
Operating income	2,683	2,505	2,497	2,424	10,109
Other income (expense), net	—	—	6	—	6
Net earnings	$2,683	$2,505	$2,503	$2,424	$10,115

TRANSMONTAIGNE PARTNERS L.P. AND SUBSIDIARIES

ADJUSTED OPERATING SURPLUS

During the subordination period, the common units will have the right to receive distributions in an amount equal to the minimum quarterly distribution of $0.40 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units, before any distributions will be made on the subordinated units.  Conversions of subordinated units to common units will occur in the future only if, in addition to other requirements, we generate Adjusted Operating Surplus, as defined in the partnership agreement, equal to or greater than the minimum distribution requirement on all common units, subordinated units and the general partner interest.  The following summarizes our Adjusted Operating Surplus generated during the periods indicated:

	October 1, 2005 through December 31, 2005	July 1, 2005 through September 30, 2005	May 27, 2005 through June 30, 2005	Cumulative since inception

Net earnings	$3,541	$3,126	$973	$7,640
Depreciation and amortization	1,626	1,567	592	3,785
Amortization of deferred equity-based compensation	155	168	48	371
Maintenance capital expenditures	(335)	(127)	(35)	(497)
“Adjusted Operating Surplus” generated during the period	$4,987	$4,734	$1,578	$11,299

Minimum distribution for the period	$2,977	$2,977	$1,117	$7,071

TransMontaigne Partners L.P. is a refined petroleum products terminaling and pipeline company based in Denver, Colorado with operations along the Gulf Coast and in the Midwest.  We provide integrated terminaling, storage, pipeline and related services for companies engaged in the distribution and marketing of refined petroleum products and crude oil, including TransMontaigne Inc. The Company handles light refined products such as gasolines, distillates (including heating oil) and jet fuels; heavy refined products such as residual fuel oils and asphalt; and crude oil.  Corporate news and additional information about TransMontaigne Partners L.P. is available on the Company’s web site: www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward- looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

-END-